Exhibit 99.1

Contact: Michael D. Whitlow, CRT/tanaka

mwhitlow@crt-tanaka.com

U.S. 804-675-8152

Lauren Peretti Llewellyn, CRT/tanaka

LLlewellyn@crt-tanaka.com

U.S. 804-675-8153

Apartment Trust of America Announces $536.5 Million Recapitalization

Acquiring 21 Apartment Communities for $485 Million

Issues $50 Million of Preferred Stock and $1.5 Million of Common Stock

Changes Name to Landmark Apartment Trust of America

Richmond, Va., August 6, 2012 – Apartment Trust of America, Inc. (ATA) has announced a recapitalization transaction that includes the contribution of a portfolio of 21 apartment communities, valued at $485 million and containing approximately 6,100 apartment units in exchange for $187 million of partnership interests in ATA’s operation partnership, $16 million in cash and the assumption of $282 million in debt on the properties.

The properties are being contributed by Elco Landmark Residential Holdings, LLC (ELRH) and its affiliates and partners, DeBartolo Development, LLC (DeBartolo), the Florida Value Funds and other investors.

Of the 21 contributed properties, 20 are being contributed pursuant to a master contribution agreement, and one, known as the Andros Isles property, is being contributed by DeBartolo pursuant to a separate standalone agreement for a negotiated price of $49 million. A portion of the consideration payable for the Andros Isles property, not to exceed $4 million, is subject to an earn-out contingency based on Net Operating Income hurdles over a four year period.

At the completion of the transactions, ATA will own a total of 36 properties, containing approximately 10,000 units, in 17 growing markets across the southern United States. In addition, it continues to provide fee-management services for approximately 12,000 units not owned by the company.

The company also established two classes of cumulative redeemable preferred stock, and sold for cash $50 million of the preferred stock to OPSEU Pension Trust (OPTrust) and DeBartolo together with warrants to purchase an equivalent amount of ATA common stock. The warrants will become exercisable at a price per share of not less than $9 upon redemption of the preferred stock. In addition, the company sold for cash approximately $1.5 million of common stock to ELRH at a price of $8.15 per share. Proceeds are being used to repay debt, fund additional property acquisitions and pay transaction costs.

In conjunction with the transaction, the company has been renamed Landmark Apartment Trust of America and Joseph Lubeck, Chief Executive Officer of ELRH, will become the Executive Chairman of ATA’s Board of Directors and Stanley J. Olander will continue to serve on the Board of Directors and in his role as Chief Executive Officer of the company. Gus Remppies will continue in his role as President of the company.

Additional details, including copies of the material agreements, will be included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (SEC).

In announcing the transaction, Olander said, “Over the past six years, we have worked to create a high quality portfolio that produces strong returns for stockholders and a fiscally prudent balance sheet. We are pleased that our investors will now also benefit from the larger, more diverse group of properties and increased operating efficiencies, both of which will support the existing dividend and provide a path for future liquidity.”

Olander said, “We are pleased to affiliate with such high quality real estate investors as ELRH, DeBartolo and OPTrust. We view the transaction as a corporate recapitalization and combination of two strong multifamily operators and welcome the partnership with the ELRH team.”

“I have known and done business with Joe Lubeck for many years,” Olander said. “He has a stellar reputation as an astute real estate investor and operator. As a member of executive management of ATA, Joe brings a wealth of experience. We welcome him as a seasoned senior executive who will be instrumental in guiding the future direction of the company.”

Joseph Lubeck said, “This transaction is a clear strategic fit and creates value for all involved. The new Landmark Apartment Trust of America is well positioned to capitalize on the growth prospects and limited new construction supply in the high growth southeastern United States. This transaction is an important step in the goal of becoming one of the premier owners and operators of multifamily real estate in the region.”

In conjunction with the transaction, the company has terminated its advisory agreement with ROC REIT Advisors, LLC, the company’s external advisor. The company has entered into employment agreements with members of senior management. As a result, ATA becomes fully self-advised.

ATA also expanded its board of directors from five members to nine. New representatives on the board include Joseph Lubeck, Michael Salkind, Co-Chief Executive Officer and Director of Elco Holdings Ltd., Robert A. S. Douglas, Managing Director, Real Estate Investments for OPTrust, Ed Kobel, President of DeBartolo and Ron Gaither, senior partner with Green Bear Capital, LLC. The company accepted the resignation of Richard Johnson, a director who has served with distinction since September 2009. All of the other existing directors will continue with the company.

BofA Merrill Lynch acted as exclusive advisor to ATA in connection with the transaction, and Robert A. Stanger & Co., Inc. acted as financial advisor to the independent special committee of the ATA board of directors. Evercore Partners acted as exclusive advisor to ELRH.

Closing of the property contributions is subject to receipt of lender consents or, in some cases, refinancing of the debt encumbering contributed properties, as well as other customary conditions. The company expects to close on individual properties as these conditions are satisfied.

Apartment Trust of America, Inc. is a real estate investment trust (REIT) that acquires, holds and manages a diverse portfolio of quality apartment communities with stable cash flows and growth potential in select United States metropolitan areas. The company focuses primarily on investments that produce current income. Apartment Trust of America, Inc., a Maryland corporation, was initially capitalized in January of 2006. For more information about Apartment Trust of America, please visit www.atareit.com.

Elco Landmark Residential Holdings, LLC (ELRH) is an affiliate of Elco Holdings Ltd. (traded on the Tel Aviv Stock Exchange). The company acquires apartment communities in quality locations and applies rebranding, upgrading the physical structure and appearance and repositioning the rent roll and tenant profile to achieve significant increases in income and value. Elco Holdings Ltd. is a diversified multinational holding company involved in a wide range of business activities, including household appliances, air-conditioning, mechanical and electro-mechanical contracting, electricity infrastructure products, retail consumer electronics and real estate. The company is included in the Tel Aviv 100, a stock market index of the 100 most highly capitalized companies listed on the Tel Aviv Stock Exchange (TASE). For more information about Elco Holdings Ltd. and its affiliates, please visit www.elco.co.il or www.landmarkresidential.com.

OPSEU Pension Trust, (OPTrust) with assets of $13.7 billion CAD, invests and manages one of Canada’s largest pension funds and administers the OPSEU Pension Plan, a defined benefit plan with almost 84,000 members and retirees. For more information about OPTrust, please visit www.optrust.com.

DeBartolo Development, LLC, (DeBartolo) is a family owned real estate developer and investor, founded by legendary entrepreneur Edward J. DeBartolo Sr., and now headed by Ed Kobel, CEO. DeBartolo pioneered the mall concept and built some of the most well-known shopping meccas in the nation. For more information about DeBartolo Development, please visit www.debartolodevelopment.com.

Forward-looking Statements

This press release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the anticipated contribution of 21 apartment communities in connection with the contribution agreements; the benefits to investors of the transactions contemplated by the contribution agreements; and the ability of ATA to capitalize on potential growth opportunities and the limited new construction supply in the southeastern United States. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the achievement of the closing conditions relating to each respective property contribution; the operating performance of the newly contributed properties; the ability of ATA to support its current dividend; the effect, if any, of the transaction on future liquidity opportunities; local economic conditions in the geographic locations in which ATA owns properties; and other risk factors as outlined in the company’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and ATA undertakes no obligation to update any such statements that may become untrue because of subsequent events. ATA claims the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.